Exhibit 10.1

ACQUISITION AGREEMENT

This ACQUISITION AGREEMENT (this “Agreement”) is entered into as of September 30, 2013 by and among Smokin Concepts Development Corporation, a Colorado corporation (“SCDC”), Bourbon Brothers Holding Company, LLC, a Colorado limited liability company (“BBHC”), and JW Roth and Robert Mudd (the “Principals”).  Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 9.1 hereof.

WHEREAS, the Board of Managers of BBHC (“BBHC Board”) has unanimously (a) determined that it is in the best interests of BBHC and its members, and declared it advisable, to enter into this Agreement with SCDC, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption and approval of this Agreement by the members of BBHC;

WHEREAS, the BBHC members (the “Members”) own all of the equity interests in BBHC;

WHEREAS, the Board of Directors of SCDC (the “SCDC Board”) has determined that the other transactions contemplated by this Agreement, including the issuance of shares of common stock, no par value per share, of SCDC (“SCDC Common Stock”) to the members of BBHC pursuant to the terms of this Agreement (the “Share Issuance”), is consistent with and in furtherance of the long-term business strategy of SCDC and fair to, and in the best interests of, SCDC and its stockholders;

WHEREAS, for federal income tax purposes, the Contribution is intended to qualify for non-recognition under the provisions of Section 351 of the United States Internal Revenue Code of 1986, as amended (the “Code”);

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Contribution and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Contribution.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties agree as follows:

ARTICLE 1
THE CONTRIBUTION

1.1 The Contribution.  On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) the Members will contribute all of their right, title and interest in BBHC to SCDC (the “Contribution”), and (b) in exchange, SCDC will issue shares of SCDC Common Stock (the “Shares”) in the amount determined under Section 2.1 below.

1.2 Closing.  Upon the terms and subject to the conditions set forth herein, the closing of the Contribution (the “Closing”) will take place at 12:00 noon Mountain time, on November 11, 2013 (which shall be the “Effective Time” as used herein), or as soon thereafter as may be agreed upon by the parties, but in any event as soon as practicable after the conditions to Closing set forth in Article 6 hereof are met.  The Closing shall be held at the offices of Burns Figa & Will, PC, 6400 S. Fiddlers Green Circle, Suite 1000, Greenwood Village, CO, 80111, unless another place is agreed to by the parties hereto.

1.3 Effective Time.  Subject to the provisions of this Agreement, at the Closing the Members will make the Contribution, and SCDC will issue the Shares to the Members, such that after the Contribution, SCDC will own all the equity interests in BBHC and be the sole member of BBHC.

1.4 SCDC Directors and Officers.  The directors and officers of SCDC shall, from and after the Effective Time, be as follows: J.W. Roth, Chairman and Director; Robert Mudd, Director, President and CEO; and David Lavigne, Secretary/Treasurer, each of whom shall hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and by-laws of SCDC.

1.5 Approval by SCDC Disinterested Shareholders.  The disinterested shareholders of SCDC shall have approved this Agreement and the Exchange Ratio.  The SCDC Board has defined disinterested shareholders to be those SCDC shareholders who have a less than 10% ownership interest in BBHC.

1.6 Name.  As promptly as practicable following the Effective Time, SCDC shall change its name to “Bourbon Brothers Holding Corporation.”  SCDC shall take any and all actions that are reasonably necessary, proper or advisable to effect such changes including, without limitation, preparing, executing and delivering such agreements, registrations, applications, amendments, approvals, certifications and other documents as may be necessary to effect such name change and symbol change with Secretaries of State, the SEC, other Governmental Authorities and the Financial Industry Regulatory Authority.

1.7 Spinoff of Certain Assets.  Immediately prior to the Effective Time, BBHC and its subsidiary Bourbon Brothers Restaurant Group, LLC (“BBRG”) shall have transferred 49% of its ownership (the “Spinoff”) in BBRG to Bourbon Brothers Investors, LLC.

1.8 Sufficient Cash or Business Plan Progress for BBHC.  Prior to Closing, BBHC shall have demonstrated to SCDC that it has sufficient cash on hand in an amount satisfactory to SCDC’s Board to accomplish at least the initial phases of its business plan or, alternatively, evidence that BBHC has already accomplished sufficient initial phases of BBHC’s business plan that SCDC’s Board, in its sole discretion, deems satisfactory progress to support BBHC’s overall business objectives.

1.9 Amendment to Franchise Agreement. SCDC shall have entered into an amendment to its franchise agreement with the franchisor to the satisfaction of BBHC’s Managers, in their sole discretion.

1.10  Short Term Working Capital Loan.   SCDC and BBHC shall have entered into a short term working capital loan such that SCDC can continue to pursue its business plan with no working capital shortfall.

1.11 No Registration Statement.   SCDC does not intend to file a registration statement to register the issuance or resale of the Shares issued to the Members.  The Members must accept the Shares for investment purposes only, without a view toward further distribution thereof, and may only be transferred pursuant to an exemption from the registration thereof under applicable federal and state securities laws.

1.12 Member Consent.  On or prior to the Closing, each Member of BBHC shall have executed a Consent to Contribution to this Agreement in the form of Exhibit A (the “Consent”) and shall have tendered the Certificates (“Certificates”) representing Units owned by the Members.

ARTICLE 2
EFFECT OF THE CONTRIBUTION ON CAPITAL STOCK

2.1 Effect of the Contribution on Capital Stock.  At the Effective Time, as a result of the Contribution of BBHC Units, each unit representing membership interests in BBHC (each, a “Unit” and collectively, the “Units”) will be contributed to SCDC in exchange for the right to receive the number of shares of SCDC Common Stock (the “Contribution Consideration”) equal to the Exchange Ratio with SCDC owning 20% of SCDC and BBHC owning 80% of SCDC after the closing. The “Exchange Ratio” is 2.034 if 18,790,000 Units are outstanding at the Effective Time, calculated based on the holders of outstanding capital stock of SCDC (of which there are 9,554,553 shares outstanding). If only 17,190,000 Units are outstanding, then the Exchange Ratio will be 2.22328. Between these two levels of BBHC Units outstanding at Closing, the Exchange Ratio will be adjusted proportionately.

2.2 Payment.

a.
Prior to the Effective Time, SCDC shall appoint an exchange agent reasonably acceptable to BBHC (the “Exchange Agent”) to act as the agent for the purpose of delivering the Contribution Consideration for the Certificates which immediately prior to the Effective Time represented the Units.  On and after the Effective Time, SCDC shall deposit with the Exchange Agent, certificates of SCDC Common Stock representing the aggregate Contribution Consideration that is issuable in respect of all of the Units represented by the Certificates (the “Exchange Fund”) in amounts and at the times necessary for such issuance.  If for any reason (including losses) the Exchange Fund is inadequate to pay the amounts to which holders of Shares shall be entitled under Section 2.1(b), SCDC shall take all steps necessary to deposit in trust additional certificates with the Exchange Agent sufficient to make all issuances required under this Agreement, and SCDC shall in any event be liable for the payment thereof.  The Exchange Fund shall not be used for any other purpose.  SCDC shall pay all charges and expenses, including those of the Exchange Agent, in connection with the delivery to the Members of the Contribution Consideration.  Promptly before the Effective Time, BBHC shall deliver to SCDC and the Exchange Agent a current and complete ledger that identifies all of the holders of the Units as of the Effective Time and the Certificates that BBHC has issued to such holders to represent such Units.  Promptly after the Effective Time, SCDC shall cause the Exchange Agent to send to each record holder of Units at the Effective Time SCDC Common Stock representing the Contribution Consideration payable to each such holder of Units.

b.
Each holder of Units that have been exchanged for the right to receive the Contribution Consideration shall be entitled to receive the Contribution Consideration in respect of Units represented by a Certificate.  At the Effective Time pursuant to the provisions of this Article 2, each Certificate shall immediately be deemed to have been transferred to SCDC without further action by any party.

c.
No fractional shares of SCDC Common Stock shall be issued.  If the aggregate number of shares of SCDC Common Stock that a holder of Units is entitled to receive pursuant to Section 2.1(a) is a fractional share, the number of shares of SCDC Common Stock such holder is entitled to receive will be rounded up to the next whole number.

d.
All Contribution Consideration issued upon the exchange of the Units in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Units, from and after the Effective Time.

e.
Any portion of the Exchange Fund that remains unclaimed by the holders of Units one year after the Effective Time shall be returned to SCDC, upon demand, and any former holder of Units shall thereafter look only to SCDC for issuance of the Contribution Consideration.  Notwithstanding the foregoing, SCDC shall not be liable to any holder of Units for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws.  Any amounts remaining unclaimed by holders of Units two years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by applicable Law, the property of SCDC free and clear of any claims or interest of any person previously entitled thereto.

2.3 No Appraisal Rights.  No appraisal rights shall be available to holders of Units in connection with the Contribution.

2.4 Withholding Rights.  Each of the Exchange Agent, SCDC, and BBHC shall be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to this Article 2 such amounts as may be required to be deducted and withheld with respect to the making of such payment under any provision of any applicable tax Law.  To the extent that amounts are so deducted and withheld by the Exchange Agent, SCDC or BBHC, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the person in respect of which the Exchange Agent, SCDC, or BBHC, as the case may be, made such deduction and withholding.

2.5           BBHC Options; Warrants; and Other Derivatives.  Any options, warrants, or other rights to acquire Units of BBHC (collectively, “BBHC Rights”) outstanding, if any, shall be assumed by SCDC, applying the Exchange Ratio to such BBHC Rights, subject to such adjustments as may be agreed upon to determine a tax-effective manner for the assumption or replacement of the BBHC Rights.

ARTICLE 3
BBHC REPRESENTATIONS AND WARRANTIES

3.1 BBHC Representations and Warranties.  BBHC and the principals, jointly and severally, represent and warrant to SCDC as follows as of the Closing:

(a) BBHC is a duly organized and validly existing limited liability company under the laws of the State of Colorado and is in good standing;

(b) BBHC has only those subsidiaries identified in Schedule 3.1(b);

(c) as of the Closing :

(i)
the outstanding equity interests will consist of no more than 10,000,000 Class A Voting Units and 8,790,000 Class B Non-Voting Units.  Included in Schedule 3.1.(c)(i) is the complete list of Members and Units owned.  There are no other outstanding Units;

(ii)
BBHC has options, warrants or other rights issued and outstanding to acquire 1,410,000 Class B Units, of which 600,000 are vested.  Included as Schedule 3.1(c)(ii) is a complete list of the BBHC Rights.  There are no other outstanding BBHC Rights;

(d)
the BBHC Manager, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Contribution are fair to and in the best interests of BBHC and its Members, (ii) approved this Agreement and the Contribution and declared their advisability,  (iii) recommended that the Members of BBHC approve and adopt this Agreement, approve the Contribution and execute the Consent;

(e)
BBHC has all necessary power and authority as a limited liability company to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by BBHC and the consummation by BBHC of the transactions contemplated hereby have been duly and validly authorized by all necessary action, and no other proceedings on the part of BBHC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Contribution, the execution of the Consent to this Agreement by Members of BBHC and the tender of the Certificates to SCDC]; this Agreement has been duly and validly executed and delivered by BBHC and, assuming the due authorization, execution and delivery by SCDC constitutes a legal, valid and binding obligation of BBHC, enforceable against BBHC in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at Law or in equity).  To the knowledge of BBHC, no state takeover statute is applicable to the Contribution or the other transactions contemplated by this Agreement;

(f)
neither the execution and delivery of this Agreement nor the consummation of the Contribution will (i) violate, conflict with, result in a breach or default of or accelerate the performance required by (A) the articles of organization, operating agreement, or other organizational documents of BBHC, (B) any agreement to which BBHC is a party or bound or to which any of its property or assets is subject, or (C) any Law, rules or regulations to which BBHC or its property or assets is subject or (ii) result in the creation of any mortgage, lien, charge, pledge, security interest, encumbrance, claim or demand on any of BBHC’s assets;

(g)
all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by BBHC for the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been or will, prior to Closing, be made or obtained, as applicable;

(h)
BBHC has conducted and is conducting its business in material compliance with all applicable Laws of each jurisdiction in which it carries on business and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws;

(i)
Except as described in Schedule 3.1(j), there are no undisclosed actions, suits or proceedings, pending or, to the knowledge of BBHC, threatened against BBHC at Law or in equity, or by any federal, provincial, state, municipal or other governmental department, commission, board, bureau or agency, domestic or foreign (“Governmental Authority”), and BBHC is not aware of any existing grounds on which any action, suit or proceeding might be commenced with any reasonable likelihood of success;

(j)
management’s financial statements of BBHC as at and for the period from inception through June 30, 2013, copies of which have been provided to SCDC (the “BBHC Financial Statements”), have been prepared in accordance with generally accepted accounting principles consistently applied, are true, correct and complete in all material respects, and present fairly the financial condition of BBHC as at the end of such period;

(k)
BBHC is not subject to any cease trade or other order of any applicable stock exchange or securities regulatory authority and, to the knowledge of BBHC, no investigation or other proceedings involving BBHC are currently in progress or pending before any applicable stock exchange or securities regulatory authority;

(l)
BBHC does not have any liability or obligation, whether accrued, absolute, contingent or otherwise in excess of $5,000, except as reflected on the BBHC Financial Statements or as incurred in the ordinary course of business after the date of the BBHC Financial Statements;

(m)
there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of BBHC, threatened against BBHC before any court, regulatory or administrative agency or tribunal;

(n)
BBHC and each of its predecessors-in-interest has filed all federal, state, or local income tax returns required to be filed by it from inception; none of such federal income tax returns have been audited by the Internal Revenue Service; Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial; and all taxes due and payable on or prior to Closing (whether or not required to be shown on a return) have been paid;

(o)	BBHC is not, and as at Closing, will not be, in default or in breach of any material contract, agreement or like commitment;

(p)
BBHC has good and marketable title to all of its material property or assets, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, and no other property rights are necessary for the conduct of the business of BBHC as currently conducted or contemplated to be conducted; and BBHC knows of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights;

(q)
any and all of the agreements and other documents and instruments pursuant to which BBHC holds its property and assets (including any interest in, or right to earn an interest in, any property), directly or indirectly, are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and BBHC is not in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable Laws of the jurisdictions in which they are situated, and there has been no material default under any lease, licence or claim pursuant to which BBHC derives an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid;

(r)
BBHC has conducted and is conducting its business in compliance in all material respects with all applicable environmental protection legislation, regulations or by-laws or other similar Laws, by-laws, rules and regulations or other lawful requirements of each jurisdiction in which its business is carried;

(s)
BBHC owns or possesses sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets and other intellectual property rights reasonably necessary to conduct its business.  To BBHC’s knowledge, none of the intellectual property employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or any of its officers, directors or employees or otherwise in violation of the rights of any Person;

(t)	No broker’s or finder’s fee will be incurred or payable by BBHC in connection with the transactions contemplated by this Agreement; and

(u)
No representation or warranty by BBHC in this Agreement or in any document or schedule to be delivered by BBHC pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by BBHC pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of BBHC.

ARTICLES 4
SCDC REPRESENTATIONS AND WARRANTIES

4.1 SCDC Representations and Warranties.  Except as disclosed in the SCDC Documents (but excluding any risk factor disclosures, any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or predictive or forward-looking in nature) represents and warrants to BBHC as follows as of the Closing:

(a)	SCDC is a corporation duly organized and validly existing under the laws of the State of Colorado and:

(i)	SCDC is not in material default of its continuous disclosure obligations under any applicable securities Laws;

(ii)	SCDC is in good standing; and

(iii)	The shares of SCDC Common Stock are quoted on the NASD Over the Counter Bulletin Board (the “OTCBB”);

(b)	SCDC has the subsidiaries as set forth in Schedule 4.1(b);

(c)	as of the Closing:

(i)
the authorized capital of SCDC will consist of 100,000,000 shares  of SCDC Common Stock, no par value per share, and 20,000,000 shares of preferred stock, no par value per share, of which no more than 9,554,553 shares of SCDC Common Stock and no shares of SCDC preferred stock will be issued and outstanding;

(ii)	SCDC has derivative securities issued and outstanding as set forth in Schedule 4.1(c)(ii). There are no other derivative securities of SCDC outstanding;

(iii)
Any options, warrants, convertible notes or other rights to acquire shares of SCDC common stock (collectively, “SCDC Rights”) outstanding, if any, shall be adjusted to reflect exercisability or convertibility into SCDC Common Stock. The exercise price or conversion price for SCDC Rights will not be adjusted according to the Exchange Ratio for these options, warrants, convertible notes or other rights ;

(d)	the Shares pursuant to the Contribution will, upon their issuance, be validly issued and outstanding, fully paid and non-assessable common shares of SCDC;

(e)
the SCDC Board, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement, the Contribution and the Share Issuance are fair to and in the best interests of SCDC and its stockholders, and (ii) approved this Agreement, the Contribution and the Share Issuance. On or prior to the Closing, this Agreement shall have been approved by the SCDC disinterested shareholders.

(f)
SCDC has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement by SCDC and the consummation by SCDC of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of SCDC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly and validly executed and delivered by SCDC and, assuming due authorization, execution and delivery by BBHC, constitutes a legal, valid and binding obligation of SCDC, enforceable against SCDC in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all Laws relating to fraudulent transfers), reorganization, moratorium or similar Laws affecting creditors’ rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding at Law or in equity);

(g)
neither the execution and delivery of this Agreement nor the consummation of the Contribution will (i) violate, conflict with, result in a breach or default of or accelerate the performance required by (A) the articles of incorporation, bylaws or other organizational documents of SCDC, (B) any agreement to which SCDC is a party or bound or to which any of its property or assets is subject, or (C) any Law, rules or regulations to which SCDC, or its property or assets is subject or (ii) result in the creation of any mortgage, lien, charge, pledge, security interest, encumbrance, claim or demand on any of SCDC’s assets;

(h)
all consents, approvals, permits, authorizations or filings as may be required to be made or obtained by SCDC for the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been or will, prior to Closing, be made or obtained, as applicable;

(i)
SCDC has conducted and is conducting its business in material compliance with all applicable Laws of each jurisdiction in which it carries on business and has not received a notice of non-compliance, nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance with any such Laws;

(j)
there are no undisclosed actions, suits or proceedings, pending or, to the knowledge of SCDC, threatened against SCDC, at Law or in equity, or by any Governmental Authority, and SCDC is not aware of any existing grounds on which any action, suit or proceeding might be commenced with any reasonable likelihood of success;

(k)
the audited financial statements of SCDC for the year ended December 31, 2012, copies of which were included on a Form 10-K that was filed by SCDC with the SEC on March 8, 2013 and the unaudited financial statements of SCDC for the period ended June 30, 2013, copies of which were included on a Form 10-Q that was filed by SCDC with the SEC on August 14, 2013 (collectively, the “SCDC Financial Statements”), have been prepared in accordance with generally accepted accounting principles (except as required to comply with SEC reporting obligations), are true, correct and complete in all material respects and present fairly the financial condition of SCDC as at the end of such periods;

(l)
SCDC is not subject to any cease trade or other order of any applicable stock exchange or securities regulatory authority and, to the knowledge of SCDC, no investigation or other proceedings involving SCDC which may operate to prevent or restrict trading of any securities of SCDC are currently in progress or pending before any applicable stock exchange or securities regulatory authority;

(m)
SCDC does not have any material liability or obligation, whether accrued, absolute, contingent or otherwise, not reflected in its latest publicly-disclosed financial statements except as incurred in the ordinary course of business;

(n)
there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress or, to the knowledge of SCDC, threatened against SCDC before any court, regulatory or administrative agency or tribunal;

(o)
SCDC has filed with the securities regulatory authorities, stock exchanges and all applicable self-regulatory authorities a true and complete copy of all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed by it (such forms, reports, schedules, statements, certifications and other documents, including any schedules included therein, are referred to herein as the “SCDC Documents”).  The SCDC Documents, at the time filed or, if amended, as of the date of such amendment: (i) did not contain any misrepresentation (as defined or interpreted by securities regulatory authorities) and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, not misleading; and (ii) complied in all material respects with the requirements of applicable securities legislation and the rules, policies and instruments of all securities regulatory authorities having jurisdiction over SCDC, except where such non-compliance has not had and would not reasonably be expected to have a material adverse effect on SCDC.  SCDC has not filed any confidential material change or other report or other document with any securities regulatory authorities or stock exchange or other self-regulatory authority which at the date hereof remains confidential;

(p)
SCDC and each of its subsidiaries has filed all federal, state, or local income tax returns required to be filed by it from inception; none of such federal income tax returns have been audited by the Internal Revenue Service; each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial; and all taxes due and payable on or prior to Closing (whether or not required to be shown on a return) have been paid;

(q)	SCDC is not in default or in breach of any material contract, agreement or like commitment;

(r)
SCDC has good and marketable title to all of its material property or assets, to the extent described in the SCDC Documents, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the SCDC Documents, and no other property rights are necessary for the conduct of the business of SCDC as currently conducted or contemplated to be conducted, and SCDC knows of no claim or basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights, and except as disclosed in the SCDC Documents;

(s)
any and all of the agreements and other documents and instruments pursuant to which SCDC and its subsidiaries hold their property and assets (including any interest in, or right to earn an interest in, any property), directly or indirectly, are valid and subsisting agreements, documents or instruments in full force and effect, enforceable in accordance with the terms thereof, and none of SCDC or its subsidiaries is in default of any of the material provisions of any such agreements, documents or instruments nor has any such default been alleged, and such properties and assets are in good standing under the applicable Laws of the jurisdictions in which they are situated, and there has been no material default under any lease, licence or claim pursuant to which SCDC or its subsidiaries derive an interest in such property or assets and all taxes required to be paid with respect to such properties and assets to the date hereof have been paid;

(t)
each of SCDC and its subsidiaries has conducted and is conducting its business in compliance in all material respects with all applicable environmental protection legislation, regulations or by-laws or other similar Laws, by-laws, rules and regulations or other lawful requirements of each jurisdiction in which its business is carried;

(u)	no regulatory authority having jurisdiction has issued any order preventing or suspending trading of any currently outstanding securities of SCDC;

(v)	No broker’s or finder’s fee will be incurred or payable by SCDC in connection with the transactions contemplated by this Agreement; and

(w)
No representation or warranty by SCDC in this Agreement or in any document or schedule to be delivered by SCDC pursuant hereto, and no written statement, certificate or instrument furnished or to be furnished by SCDC pursuant hereto or in connection with the negotiation, execution or performance of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any fact necessary to make any statement herein or therein not materially misleading or necessary to a complete and correct presentation of all material aspects of the business of SCDC.

ARTICLES 5
ACCESS TO INFORMATION; COVENANTS

5.1 Access to Information.  Each of BBHC and SCDC hereby agree to continue allowing the other party and its agents and advisors, until the Effective Time, all reasonable access to their (and their subsidiaries’) respective files, books, records, properties, assets, operations, personnel and offices and will provide the other party with any and all information reasonably requested relating to taxes, commitments, contracts, leases, licenses and real, personal and intangible property and financial condition, results of operations, business and prospects (including forecasts and projections) and will cause its accountants, agents and other advisers to cooperate with the other party and its agents in making all such information available.

5.2 Approvals.  BBHC and SCDC covenant and agree to use all reasonable commercial efforts to obtain as soon as practicable any required regulatory, stockholder and Member approvals.

5.3 SCDC Board.  At Closing, and consistent with all applicable regulatory requirements, SCDC shall have received shareholder approval of the election of the Principals as the directors of SCDC, and SCDC shall take all such action as may be necessary (a) to cause J.W. Roth to be appointed to the SCDC Board to serve until the next annual election of directors of SCDC, and (b) to cause Gary Tedder to resign from the SCDC Board.

5.4 Further Assurances.  At and after the Effective Time, the officers and directors of BBHC shall be authorized to execute and deliver, in the name and on behalf of BBHC, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of BBHC, any other actions and things to vest, perfect or confirm of record or otherwise in BBHC any and all right, title and interest in, to and under any of the rights, properties or assets of BBHC acquired or to be acquired by BBHC as a result of, or in connection with, the Contribution.  Upon the terms and subject to the conditions of this Agreement, each of the parties hereto and its respective officers and directors shall (i) make promptly such party’s respective filings, and thereafter make any other required submissions, under applicable Laws with respect to the Contribution and the other transactions contemplated hereby  and (ii) use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Contribution and the other transactions contemplated hereby, including, without limitation, using their reasonable best efforts to give or obtain all permits, consents, notices, approvals, authorizations, qualifications and orders of or to Governmental Authorities and parties to contracts with the BBHC or SCDC as are necessary for the consummation of the Contribution and the other transactions contemplated hereby.

ARTICLE 6
CONDITIONS

6.1 Mutual Conditions.  Completion of the Contribution is subject to the fulfilment, or waiver by the party entitled to the benefit of the condition, of the conditions precedent set forth in this Article 6.  The parties hereto will use all reasonable commercial efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in this Article 6, and will use all commercially reasonable efforts to complete the Contribution as promptly as possible.

The obligations of BBHC and SCDC to complete the Contribution will be subject to the following conditions precedent:

a.	this Agreement and the Contribution shall have been approved and adopted by the Members, and each Member shall have executed the Consent and tendered the Certificates;

b.	the Spinoff shall have been completed;

c.	the disinterested shareholders of SCDC shall have approved this Agreement and the Exchange Ratio;

d.
As promptly as practicable following the Effective Time, SCDC shall change its name to “Bourbon Brothers Holding Corporation.” SCDC shall take any and all actions that are reasonably necessary, proper or advisable to effect such changes including, without limitation, preparing, executing and delivering such agreements, registrations, applications, amendments, approvals, certifications and other documents as may be necessary to effect such name change and symbol change with Secretaries of State, the SEC, other Governmental Authorities and the Financial Industry Regulatory Authority.

e.	Immediately prior to the Effective Time, BBRG shall have transferred 49% of its ownership (the “Spinoff”) in BBRG to Bourbon Brothers Investors, LLC.

f.
Prior to Closing, BBHC shall have demonstrated to SCDC that it has sufficient cash on hand in an amount satisfactory to SCDC’s Board to accomplish at least the initial phases of its business plan or, alternatively, evidence that BBHC has already accomplished sufficient initial phases of BBHC’s business plan that SCDC’s Board, in its sole discretion, deems satisfactory progress to support BBHC’s overall business objectives.

g.	SCDC shall have entered into an amendment to its franchise agreement with the franchisor to the satisfaction of BBHC’s Managers, in their sole discretion

h.	SCDC and BBHC shall have entered into a short term working capital loan such that SCDC can continue to pursue its business plan with no working capital shortfall.

i.
no provision of any applicable Law shall be in effect, and no judgment, injunction, order or decree shall have been entered since the date of this Agreement and shall be in effect, that makes the Contribution illegal or otherwise restrains, enjoins or otherwise prohibits the consummation of the Contribution, except where the violation of such Law, judgment, injunction, order or decree that would occur if the Contribution were consummated would not have a material adverse effect on BBHC or a material adverse effect on SCDC;

j.
SCDC shall have entered into replacement options and warrants, to be effective as of the Effective Time, with the holders of the outstanding BBHC Rights, applying the Exchange Ratio, but subject to the same vesting as set forth in each such instrument issued by BBHC.

6.2 Additional Conditions to the Obligations of SCDC.  SCDC’s obligation to complete the Contribution will be subject to the following conditions precedent:

(a)
the representations and warranties of BBHC in this Agreement shall be true and correct in all material respects as of the date of this Agreement and at the time of Closing, and BBHC shall so certify at Closing;

(b)	BBHC shall have complied and duly performed in all material respects with its covenants in this Agreement;

(c)	the BBHC Board shall have adopted all necessary resolutions, and all other necessary action shall have been taken by BBHC, to permit the completion of the Contribution;

(d)
there shall have been no adverse material change in the business and affairs of BBHC, or any event, occurrence or development which would materially and adversely affect the ability of BBHC to complete the Contribution;

(e)	the Members shall have executed the Consent and tendered the Certificates; and

(f)	BBHC shall have provided documentation satisfactory to SCDC that each Member is an “accredited investor” as that term is defined in Regulation D of the Securities Act.

6.3 Additional Conditions to the Obligations of BBHC.  BBHC’s obligation to complete the Contribution will be subject to the following conditions precedent:

(a)
the representations and warranties of SCDC in this Agreement shall be true and correct in all material aspects as of the date of this Agreement and at the time of Closing, and SCDC shall so certify at Closing;

(b)	SCDC shall have complied and duly performed in all material respects with its covenants in this Agreement;

(c)	the SCDC Board shall have adopted all necessary resolutions, and all other necessary corporate action shall have been taken by SCDC to permit the completion of the Contribution; and

(d)
there shall have been no adverse material change in the business and affairs of SCDC, or any event, occurrence, or development which could materially and adversely affect the ability of SCDC to complete the Contribution.

ARTICLE 7
TERMINATION

7.1 Termination.  This Agreement may be terminated:

a.	by either BBHC or SCDC (without the need for any action on the part of their Members or stockholders, as applicable); or

b.
if there shall be passed any Law or regulation that makes consummation of the transaction contemplated herein illegal or otherwise prohibited or if any injunction, order or decree enjoining BBHC or SCDC from consummating the transactions contemplated herein is entered and such injunction, order or decree has become final and without right of appeal.

7.2 Effects of Termination.  In the event of a termination of this Agreement pursuant to this Article 7, (a) all further obligations of the parties under this Agreement shall terminate, (b) no party shall have any right under or in connection with this Agreement or the transactions contemplated hereby against any other party, and (c) each party shall bear its own costs and expenses; provided, however, that the termination of this Agreement under this Article 7 shall not relieve any party of liability for any material breach of this Agreement prior to the date of termination, or constitute a waiver of any claim with respect thereto.

ARTICLE 8
INDEMNIFICATION

8.1 Required Indemnification by BBHC.  BBHC and the Principals (collectively for purposes of this Article 8, “BBHC”), jointly and severally, shall indemnify and hold SCDC, its directors, officers, employees or agents harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) (collectively, “Damages”) resulting from, relating to or constituting:  (i) any intentional misrepresentation or material breach of any representation or warranty or non-fulfillment of any agreement on the part of BBHC contained in this Agreement or any document prepared and delivered to SCDC pursuant to this Agreement; or (ii) any obligations or undertakings required to be performed by BBHC under this Agreement.

8.2 Required Indemnification by SCDC.  SCDC shall indemnify and hold BBHC, its directors, officers, employees or agents, and Principal harmless against and in respect of all third party Damages resulting from, relating to or constituting: (i) any intentional misrepresentation or material breach of any representation or warranty or non-fulfillment of any agreement on the part of SCDC contained in this Agreement or any document prepared and delivered to BBHC pursuant to this Agreement; (ii) any obligations or undertakings required to be performed by SCDC under this Agreement.

8.3 Limitations.  The indemnification provided for in this Article 8 shall survive through any statute of limitations period.

8.4 Notice of Claim.  Before a party entitled to indemnification hereunder may claim against an indemnifying party, the indemnified party shall first serve written notice of any alleged breach, non-performance, misrepresentation, omission or the like giving rise to the claim for indemnification, along with supporting documentation, and no action shall commence to enforce the indemnity if the other indemnifying party cures the breach and compensates the indemnified party for all indemnifiable costs due within thirty days after delivery of the written notice and supporting documentation.

8.5 Defense of Claims.  If any legal proceeding shall be instituted, or any demand or claim shall be made, against any party entitled to indemnification hereunder, such indemnified party shall give prompt written notice thereof to the indemnifying party and, except as otherwise provided in this Section 8, the indemnifying party shall have the right to defend any litigation, action, suit, demand, or claim for which indemnification may be sought.  If the indemnifying party fails to defend the same within a reasonable length of time, the indemnified party shall be entitled to assume the defense thereof, and the indemnifying party shall be liable to repay the indemnified party for all expenses reasonably incurred in connection with said defense (including reasonable attorneys' fees and settlement payments) if it is determined that such request for indemnification was proper.

ARTICLE 9
GENERAL

9.1 Definitions.  For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

“Agreement” has the meaning assigned to it in the Preamble.

 “Business Day” means Mondays through Fridays, excluding days that are national bank holidays.

“Certificate” has the meaning assigned to it in Section 2.2(a).

“Closing” has the meaning assigned to it in Section 1.2.

“Code” has the meaning assigned to it in the Recitals.

“Consent” has the meaning assigned to it in Section 1.8.

 “BBHC” has the meaning assigned to it in the Preamble.

“BBHC Board” has the meaning assigned to it in the Recitals.

“BBHC Financial Statements” has the meaning assigned to it in Section 3.1(j).

“BBHC Rights” has the meaning assigned to it in Section 2.5.

“BBRG” has the meaning assigned to it in Section 1.6.

 “Contribution” has the meaning assigned to it in Section 1.1.

“Contribution Consideration” has the meaning assigned to it in Section 2.1.

“Effective Time” has the meaning assigned to it in Section 1.2.

“Exchange Agent” has the meaning assigned to it in Section 2.2(a).

“Exchange Fund” has the meaning assigned to it in Section 2.2(a).

“Exchange Ratio” has the meaning assigned to it in Section 2.1.

“Governmental Authority” has the meaning assigned to it in Section 3.1(i).

“Law” means any federal, national, supranational, state, provincial, local or similar constitution, statute, law, ordinance, regulation, rule, code, order, requirement or rule of law (including common law).

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act.

“Principals” has the meaning assigned to it in the Preamble.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share” and “Shares” have the meaning assigned to them in Section 1.1.

“Share Issuance” has the meaning assigned to it in the Recitals.

“Spinoff” has the meaning assigned to it in Section 1.6.

“OTCBB” has the meaning assigned to it in Section 4.1(a)(iii).

“SCDC” has the meaning assigned to it in the Preamble.

“SCDC Board” has the meaning assigned to it in the Recitals.

“SCDC Common Stock” has the meaning assigned to it in the Recitals.

“SCDC Documents” has the meaning assigned to it in Section 4.1(o).

“SCDC Financial Statements” has the meaning assigned to it in Section 4.1(k).

“Unit” and “Units” have the meaning assigned to them in Section 2.1.

9.2	Time. Time is of the essence of this Agreement.

9.3
Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Colorado (other than its rules of conflicts of law to the extent that the application of the Laws of another jurisdiction would be required by such rules).

9.4
Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

9.5
Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, the parties hereto agree to keep confidential any information disclosed to each other in connection therewith; provided, however, that such obligation shall not apply to information which (a) at the time of the disclosure was public knowledge; (b) is required to be disclosed publicly pursuant to any applicable federal or state securities Laws; (c) after the time of disclosure becomes public knowledge (except due to the action of the receiving party); (d) the receiving party had within its possession at the time of disclosure; or (e) is ordered disclosed by a court or Governmental Authority of proper jurisdiction.

9.6
Public Announcements.  Neither SCDC nor BBHC shall make any public announcement concerning the Contribution or related negotiations without the other party’s prior written approval, except as may be required by Law or rule of any stock exchange or quotation system.  If such an announcement is required by Law or rule of any stock exchange or quotation system, the party required to make the announcement shall inform the other party of the contents of the announcement proposed to be made and shall use its reasonable efforts to obtain the other party’s approval for the announcement, which approval may not be unreasonably withheld.

9.7
Interpretation.  The headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.  Where a reference in this Agreement is made to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule of this Agreement unless otherwise indicated.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” A reference in this Agreement to $ or dollars is to U.S. dollars.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  References to “this Agreement” shall include the disclosure letter (if any) delivered with this Agreement.  Terms used with initial capital letters will have the meanings specified, applicable to both singular and plural forms, for all purposes of this Agreement.  All pronouns (and any variation) will be deemed to refer to the masculine, feminine or neuter, as the identity of the Person may require.  The singular or plural includes the other, as the context requires or permits.

9.8
Construction.  The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and their respective counsel, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

9.9
Notice.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), or (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient.  Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.8):

If to SCDC, to:	Smokin Concepts Development Corp. 2 North Cascade Avenue, Suite 1400 Colorado Springs, Colorado 80903 Facsimile: (719) 265-5872
with a copy (which will not constitute notice to SCDC) to:	Burns, Figa & Will, P.C. 6400 S. Fiddler’s Green Circle, #1000 Greenwood Village, Colorado 80111 Facsimile: 303-796-2777 Email: tmehringer@bfwlaw.com Attention: Theresa M. Mehringer, Esq.
If to BBHC or Principals, to:	Bourbon Brothers Holding Company 2 North Cascade Avenue, Suite 1400 Colorado Springs, Colorado 80903 Facsimile: (719) 265-5872
with a copy (which will not constitute notice to BBHC) to:	Polsinelli 1515 Wynkoop Street, Suite 600 Denver, Colorado 80202 Email: dhensley@polsinelli.com Attention: Darren Hensley, Esq.

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

9.10
Entire Agreement.  This Agreement and the exhibits and schedules constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement.  In the event of any inconsistency between the statements in the body of this Agreement and the disclosure letters (other than an exception expressly set forth as such in the disclosure letters), the statements in the body of this Agreement will control.

9.11	Amendment. This Agreement may not be amended except by a writing duly signed by the parties hereto.

9.12
Severability.  If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.13
Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.  No party may assign its rights or obligations hereunder without the prior written consent of the other parties.  No assignment shall relieve the assigning party of any of its obligations hereunder.

9.14
Remedies.  Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity.  The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

9.15
Waiver.  No waiver by any party hereto of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

9.16
Parties in Interest.  Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

9.17
Counterparts; Electronic Signatures.  This Agreement may be signed in one or more counterparts, originally or by facsimile or other electronic transmission, with each such counterpart taken together will form one and the same agreement.  Facsimiles or other electronic transmission of signatures will be given the same effect as originals.

9.18
Attorneys’ Fees.  Each of the parties hereto shall be responsible to pay its respective attorneys’ fees incurred in connection with the negotiation and drafting of this Agreement.  In the event of any action by any party hereto to enforce this Agreement, or any other agreement delivered pursuant hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs.

9.19
No Tax Advice.  Each party acknowledges that any tax advice express or implicit in the provisions of this Agreement is not intended or written to be used, and cannot be used, by any taxpayer for the purpose of avoiding penalties that may be imposed on any taxpayer by the Internal Revenue Service.  No party makes any representation or warranty, express or implied, with respect to the tax implications of any aspect of this Agreement on any other party, and each party expressly disclaims any such representation or warranty with respect to any tax consequences arising under this Agreement.  Each party has relied solely on its own tax advisors with respect to the tax implications of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, BBHC and SCDC have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

SMOKIN CONCEPTS DEVELOPMENT CORPORATION

By:     /s/ Robert B. Mudd

BOURBON BROTHERS HOLDING COMPANY

By:     /s/ J.W. Roth

PRINCIPALS

   /s/ J.W. Roth

   /s/ Robert B. Mudd